                                               Exhibit 23.2



                CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 17, 1995, except as to
Note 6, which is as of April 13, 1995, which appears on page 35 of the 1994 Annual Report to the Shareholders of Michael Baker Corporation (the Company), which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears at
Exhibit 28.2 of such Annual Report on Form 10-K. We also consent to the incorporation by reference in this Registration Statement on From S-8 of our report dated March 13, 1995, appearing on Page 1 of the 1994 Annual Report of the Michael Baker Corporation Employee Stock Ownership Plan (the Plan) which is incorporated by reference in the Plan's Annual Report on Form 11-K for the year ended December 31, 1994.


Price Waterhouse LLP
Pittsburgh, Pennsylvania
September 22, 1995